UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K

___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 27, 2011

EXERGETIC ENERGY, INC.
(Exact name of small business issuer as specified in its charter)

SPECIALIZED SERVICES, INC.
(Former Name of Registrant)

Michigan	0-32267	27-2950066
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 (Address of principal executive offices)

(313) 309-4169
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

The Registrant reports in this current report on Form 8-K the appointment of C.B. McCollum  to the position of President on September 26th, 2011. Also, on September 26th, 2011, the Registrant accepted the resignation of Clarence McCollum, Sr. as the Company’s President.  Mr. McCollum, Sr.  had no disagreement with the Registrant on any matter relating to Registrant’s operations, policies or practices.

Mr. C.B. McCollum, President, Chairman & CEO

Mr. C.B. McCollum has served as the Company’s Chairman and CEO since the inception of Exergetic Energy.

As Chairman/CEO, Mr. McCollum is responsible for Exergetic Energy’s operations including the strategic planning, logistics, staff leadership, client direction and program implementation.  Mr. McCollum is an engineering executive with nearly two and a half decades of experience as a Research Engineer, Product Manager & Oil Industry Executive.  Mr. McCollum got his initial start as a research engineer for NASA in New Orleans, La nearly twenty five years ago and since that time has held numerous research and management position.  Prior to founding Exergetic Energy, Mr. McCollum spent has past four years as a Director with the fourth largest integrated Oil Company in North America. Additionally, he has served on various American Petroleum Institute (API) Committees and has been published and quoted in numerous articles on the concept of energy consumption and optimization techniques.  Mr. C.B. McCollum holds the following advanced degrees:

-           Bachelor Science with Concentration Physics, Morehouse College, Atlanta, GA, 1990
-           Bachelor of Mechanical Engineering, Georgia Institute of Technology, Atlanta, GA,1992
-           Masters of Mechanical Engineering, Georgia Institute of Technology, Atlanta, GA, 1994
-           Certified, Lubricants Expert, United States District Court of New Jersey, Newark, NJ, 2000

Each director serves until his or her successor is elected. There are no arrangements or understandings between any prospective director and any other person pursuant to which he or she was selected as a prospective director.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exergetic Energy, Inc.
Dated: September 27th, 2011
C. B. McCollum, Chairman